Exhibit 99.1

TALOS ENERGY ANNOUNCES PROPOSED OFFERING OF $100 MILLION OF ADDITIONAL SECOND-PRIORITY SENIOR SECURED NOTES DUE 2026

Houston, Texas, January 11, 2021 – Talos Energy Inc. (the “Company” or “Talos Energy”) (NYSE: TALO) today announced that Talos Production Inc. (the “Issuer”), a wholly owned subsidiary of the Company, has commenced an offering (the “Offering”) of $100 million in aggregate principal amount of additional 12.00% Second-Priority Senior Secured Notes due 2026 (the “Additional Notes”). The Additional Notes will be issued under the same indenture as the notes issued by the Issuer on January 4, 2021 (the “Existing Notes”) and will form a part of the same series of notes as the Existing Notes. The Issuer intends to use the net proceeds from the Offering to repay a portion of the outstanding borrowings under its reserves-based lending facility.

The Additional Notes will be guaranteed on a senior basis by the Company and certain of the Issuer’s subsidiaries and initially be secured on a second-priority basis by substantially the same collateral as the Issuer’s existing first-priority obligations under its senior reserve-based revolving credit facility.

The Additional Notes are being offered in the United States only to persons reasonably believed to be qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and to persons outside the United States only in compliance with Regulation S under the Securities Act. The Additional Notes have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements.

This press release does not constitute an offer to sell or the solicitation of an offer to buy any security, nor shall there be any sale of the Additional Notes or any other security of the Issuer, in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction.

ABOUT TALOS ENERGY

Talos Energy (NYSE: TALO) is a technically driven independent exploration and production company focused on safely and efficiently maximizing cash flows and long-term value through its operations, currently in the United States Gulf of Mexico and offshore Mexico. As one of the U.S. Gulf of Mexico’s largest public independent producers, we leverage decades of geology, geophysics and offshore operations expertise towards the acquisition, exploration, exploitation and development of assets in key geological trends that are present in many offshore basins around the world. Our activities in offshore Mexico provide high impact exploration opportunities in an oil rich emerging basin. For more information, visit www.talosenergy.com.

INVESTOR RELATIONS CONTACT

Sergio Maiworm

+1.713.328.3008

investor@talosenergy.com

CAUTIONARY STATEMENT ABOUT FORWARD-LOOKING STATEMENTS

This communication contains “forward-looking statements” within the meaning of U.S. Private Securities Litigation Reform Act of 1995. When used in this communication, the words “could,” “believe,” “anticipate,” “intend,” “estimate,” “expect,” “project,” “forecast,” “may,” “objective,” “plan” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. All statements, other than statements of historical fact included in this communication, are forward-looking statements, including, but not limited to, statements regarding the Issuer’s plans to issue the Additional Notes and the intended use of the proceeds therefrom. These forward-looking statements are based on our current expectations and assumptions about future events and are based on currently available information as to the outcome and timing of future events.

The Company cautions you that these forward-looking statements are subject to numerous risks and uncertainties, most of which are difficult to predict and many of which are beyond our control. These risks include, but are not limited to, risks and uncertainties related to economic, market or business conditions, satisfaction of customary closing conditions related to the Offering and other risk factors as detailed from time to time in the Company’s reports filed with the U.S. Securities and Exchange Commission.

Should one or more of these risks or uncertainties occur, or should underlying assumptions prove incorrect, our actual results and plans could differ materially from those expressed in any forward-looking statements. All forward-looking statements, expressed or implied, included in this communication are expressly qualified in their entirety by this cautionary statement. All forward-looking statements

TALOS ENERGY INC.	333 Clay St., Suite 3300, Houston, TX 77002

speak only as of the date of this communication. Except as otherwise required by applicable law, the Company disclaims any duty to update any forward-looking statements, all of which are expressly qualified by the statements in this section, to reflect events or circumstances after the date of this communication.

TALOS ENERGY INC.	333 Clay St., Suite 3300, Houston, TX 77002